EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of October 13, 2011, among DUFF & PHELPS, LLC, a Delaware limited liability company (the “Borrower”), DUFF & PHELPS ACQUISITIONS, LLC (“Holdings”), CHANIN CAPITAL PARTNERS LLC (“Chanin”), and RASH & ASSOCIATES, L.P. (“Rash” and together with Holdings and Chanin, each a “Guarantor” and together the “Guarantors”), BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer (as such terms are defined in the Credit Agreement defined below), and each of the Lenders (as defined in the Credit Agreement defined below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the L/C Issuer and the Lenders have entered into that certain Credit Agreement dated as of July 15, 2009 (as from time to time amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the L/C Issuer and the Lenders have made available to the Borrower certain Committed Loans; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders make certain amendments and adjustments to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement: Restated Defined Terms. The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

“'Applicable Rate' means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):
Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Unused Fee	Eurodollar Rate + --------------- Letters of Credit	Base Rate +
1	>2.50:1	0.50%	2.25%	1.25%
2	>2.00:1 but <2.50:1	0.45%	2.00%	1.00%
3	>1.50:1 but <2.00:1	0.40%	1.75%	0.75%
4	>1.00:1 but <1.50:1	0.35%	1.50%	0.50%
5	<1.00:1	0.30%	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing

Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.”
“'Consolidated Fixed Charge Coverage Ratio' means, as of any date of determination, the ratio of (a) Consolidated EBITDA plus rent and lease expense, in each case determined on a consolidated basis in accordance with GAAP, minus, without duplication, (i) United States federal income taxes or other taxes measured by net income paid by Holdings and its Subsidiaries and Restricted Payments made to the holders of Equity Interests of Holdings for the payment of such taxes and (ii) Restricted Payments in the form of Cash Dividends to Persons other than Group Members (other than Restricted Payments described in part (i) above), in each case for the period of the four prior fiscal quarters ending on such date, to (b) Consolidated Fixed Charges for the period of the four prior fiscal quarters ending on such date. The amounts described in clauses (a)(i) above for the three (3) fiscal quarters most recently ended prior to the Closing Date for which financial statements are available are set forth on Schedule 1.02.”
“'Consolidated Fixed Charges' means, for any period, for DPC and its Subsidiaries on a consolidated basis, the sum for such period of (a) Consolidated Cash Interest Charges for such period, (b) the principal amount of Consolidated Funded Indebtedness of such Person and its Subsidiaries permanently repaid (other than pursuant to a refinancing) during such period, and (c) rent and lease expense in accordance with GAAP for such period. Consolidated Fixed Charges for the three (3) fiscal quarters most recently ended prior to the Closing Date for which financial statements are available are set forth on Schedule 1.03.”
“'Consolidated Funded Indebtedness' means, as of any date of determination, for DPC and its Subsidiaries on a consolidated basis, (a) Indebtedness of any general partnership or joint venture (other than joint venture that is itself a corporation, limited partnership or limited liability company) in which DPC or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to DPC or such Subsidiary, (b) the principal amount of Indebtedness (or Attributable Indebtedness, as applicable) pursuant to clauses (a), (b), (d) (other than contingent obligations of such Person to pay the deferred purchase price of property or services) and (f) of “Indebtedness,” and, without duplication, (c) all Guarantees with respect to outstanding Indebtedness of the types specified therein of Persons other than DPC or any Subsidiary, other than Guarantees by a Group Member in respect of travel and other reimbursable business expenses incurred by employees of such Group Member in the ordinary course of business.”

“'Fee Letter' means (i) the letter agreement, dated July 15, 2009, among the Borrower and the Administrative Agent and (ii) the letter agreement, dated October 13, 2011, among the Borrower and the Administrative Agent.”
“'Maturity Date' means October 13, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”
“'Permitted Acquisition' means any Acquisition by a Group Member that meets the following criteria:

(a)    the business or division acquired is for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Closing Date or any business substantially related, incidental or ancillary thereto;
(b)    in the case of the Acquisition of any Person, the board of directors, shareholders or similar governing body of such Person has approved the Acquisition;
(c)    immediately after giving effect to such Acquisition, the Borrower shall be in compliance with all of the financial covenants contained in Section 7.11 on a pro forma basis, provided, however, that the Consolidated Total Leverage Ratio on a pro forma basis shall be no more than (x) the Consolidated Total Leverage Ratio permitted by Section 7.11 less (y) 0.25;
(d)    as of the closing of the transactions in connection with the Acquisition, no Default or Event of Default shall be in existence;
(e)    in the case of any Acquisition resulting in a Subsidiary required to be joined pursuant to Section 6.12, the Borrower and such Subsidiary shall comply with the requirements of Section 6.12;
(f)    prior to such Acquisition, the Administrative Agent shall have received a copy of the acquisition summary with respect to the Person and/or business or division to be acquired presented (or to be presented) to the Board of Directors of DPC;
(g)    after the closing of such Acquisition, the Administrative Agent shall have received complete executed or conformed copies of each material document, instrument and agreement executed in connection with such Acquisition; and
(h)    after giving effect to such Acquisition, (i) the aggregate consideration (other than deferred payments, contingent or non-contingent, to employees who are not selling shareholders) paid in connection with (A) all Acquisitions closed between October 1, 2011, and December 31, 2011, shall not exceed $100,000,000 and (B) all Acquisitions closed during any subsequent calendar year during which such Acquisition closes shall not exceed $100,000,000 and (ii) the aggregate consideration (other than deferred payments, contingent or non-contingent, to employees who are not selling shareholders) paid for such Acquisition shall not exceed $50,000,000 for any such individual Acquisition; provided, however, that with respect to clause (ii) above, if in connection with any such individual Acquisition, (x) no Loans are outstanding immediately prior to or after giving effect to such Acquisition and (y) the only consideration paid in connection with such Acquisition consists of Excess Cash, Equity Interests, or Acquisition-Related Debt, the consideration paid in connection with any such single Acquisition may be up to $100,000,000.”
2.Amendments to Definitions. The definition of Indebtedness set forth in Section 1.01 of the Credit Agreement is hereby amended by restating part (d) thereof as follows:

“(d)    all obligations of such Person to pay the deferred purchase price of property or services (including non-contingent obligations in connection with an acquisition, but excluding (i) contingent earn-out obligations regardless of treatment under GAAP, (ii) deferred payments, contingent or non-contingent, to employees and (iii) trade accounts payable arising in the ordinary course of business);”

3.Amendment to Credit Agreement: New Defined Terms. The following new defined terms are hereby inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“'Cash Dividends' means Restricted Payments consisting of cash dividends paid with respect to any capital stock or other Equity Interest of any Group Member or any Subsidiary.”

4.Amendments to Credit Agreement: Indebtedness. Section 7.03 of the Credit Agreement is hereby amended by deleting subsections (h) and (l) and replacing them with the following:

“(h)    [intentionally omitted];

(l)    Acquisition-Related Debt, provided, however, that the total outstanding amount of any non-contingent deferred purchase price component of any Acquisition-Related Debt shall not exceed 7.5% of the revenue of the Borrower and its Subsidiaries on a consolidated basis at the time of incurrence thereof, determined in accordance with GAAP, for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter immediately preceding the subject Permitted Acquisition for which financial statements have been delivered pursuant to Section 6.01(a) or (b).”
5.Amendments to Credit Agreement: Financial Covenants. Section 7.11 of the Credit Agreement is hereby amended and restated as follows:

“(a)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than (i) as of the last day of each fiscal quarter of DPC beginning July 1, 2011, through and including June 30, 2012, 1.15:1:00, (ii) as of the last day of each fiscal quarter of DPC beginning July 1, 2012 through and including September 30, 2013, 1.20:1.00, and (iii) as of the last day of each fiscal quarter of DPC thereafter, 1.25:1.00.”
    (b)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the last day of any fiscal quarter of DPC to be greater than (i) for the last day of each fiscal quarter of DPC through and including March 31, 2013, 3.00:1.00 and (ii) for the last day of each fiscal quarter of DPC thereafter, 2.75:1.00.”
6.Amendments to Credit Agreement Schedules and Exhibits.

(a)	Schedule 2.01 of the Credit Agreement is hereby amended and restated in the form of Exhibit I attached hereto.

(b)	Exhibit C of the Credit Agreement is hereby amended and restated in the form of Exhibit II attached hereto.

7.Effectiveness; Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the satisfaction or waiver of the following conditions precedent (the date of such effectiveness, the “Fourth Amendment Effective Date”):

a.	The Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a

Responsible Officer of the signing Loan Party, each dated the Fourth Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Fourth Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	Four (4) counterparts of this Amendment, duly executed by the Borrower, the other Loan Parties party hereto, the Administrative Agent, the L/C Issuer and the Required Lenders;

(ii)	a Replacement Note executed by the Borrower in favor of each Lender requesting a Note (which Note shall reflect the revised Commitments of Lenders hereunder);

(iii)	Four (4) counterparts of the Fee Letter relating to this Amendment, duly executed by the Borrower;

(iv)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(v)
such documents and certifications as the Administrative Agent may reasonably require to evidence that there has been no change to the organizational documents or the incumbency certificates of each Loan Party (each as previously delivered to the Administrative Agent in connection with the Credit Agreement), except as otherwise attached thereto, and that each Loan Party is in good standing in its jurisdiction of organization and, with respect to the Borrower, in the State of New York;

(vi)
a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent;

(vii)
a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties and the validity against each Loan Party of this Amendment and the other Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(viii)
a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement and in this Section 7 have been satisfied as of the date hereof and (B) that there has been no event or circumstance since the date of the Borrower's most recent audited financial statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)	Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Fourth Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent);

(c)	Any fees required to be paid pursuant to the Credit Agreement on or before the Fourth Amendment Effective Date shall have been paid, including fees described in the Fee Letter.

8.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    After giving effect to this Amendment, the representations and warranties made by the Borrower and each other Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, provided, however, that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b)    This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

(c)    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

9.Reaffirmation of Guaranty. Each of the Guarantors hereby expressly: (a) consents to the execution by the Borrower, the Administrative Agent, the L/C Issuer and each of the Lenders of this Amendment; (b) acknowledges that the Obligations referred to in and guaranteed by the Guaranty include all of the obligations and liabilities owing from time to time by the Borrower to the Administrative Agent, the L/C Issuer and each of the Lenders, including, but not limited to, the obligations and liabilities of the Borrower to the Administrative Agent, the L/C Issuer and each of the Lenders under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Note, as modified, extended, and/or replaced from time to time; (c) acknowledges that such Guarantor does not have any set-off, defense or counterclaim to the payment or performance of any of the obligations of the Borrower under the Credit Agreement or such Guarantor under the Guaranty; (d) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Guaranty; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Bank shall not in any manner whatsoever (i) impair or affect the liability of any Guarantor to the Administrative Agent, the L/C Issuer or any of the Lenders under the Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Administrative Agent, the L/C Issuer or any of the Lenders at law, in equity or by statute, against any Guarantor pursuant to the Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Administrative Agent, the L/C Issuer or any of the Lenders by any Guarantor under the Guaranty; and (f) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loan remain true and correct as of the date hereof.

10.Entire Agreement. This Amendment, together with all the Loan Documents and all related amendments, consents, waivers, and other similar documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

11.Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

12.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

13.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, and shall be further subject to the provisions of Section 10.15 of the Credit Agreement.

14.Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

15.References. All references in any of the Loan Documents to the Credit Agreement (whether as “Credit Agreement” or “Agreement,” as applicable based on the context) shall mean the Credit Agreement, as amended, supplemented or modified hereby.

16.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the L/C Issuer and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

DUFF & PHELPS, LLC
as the Borrower

By:	/s/ Patrick Puzzuoli
Name:	Patrick Puzzuoli
Title:	Executive Vice President

Signature Page to Fourth Amendment to Credit Agreement

DUFF & PHELPS ACQUISITIONS, LLC
as Guarantor

By:	/s/ Patrick Puzzuoli
Name:	Patrick Puzzuoli
Title:	Executive Vice President

CHANIN CAPITAL PARTNERS LLC
as Guarantor

By:	/s/ Patrick Puzzuoli
Name:	Patrick Puzzuoli
Title:	Executive Vice President

RASH & ASSOCIATES, L.P.
as Guarantor

By: Duff & Phelps, LLC, as sole member of
Rash Acquisition GP, LLC, its general partner

By:	/s/ Patrick Puzzuoli
Name:	Patrick Puzzuoli
Title:	Executive Vice President

Signature Page to Fourth Amendment to Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Brian Peterson
Name:	Brian Peterson
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Brian Peterson
Name:	Brian Peterson
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

EXHIBIT I
2.01 – COMMITMENTS AND APPLICABLE PERCENTAGES
SCHEDULE 2.01
COMMITMENTS AND
APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$75,000,000.00	100.000000000%

Total:	$75,000,000.00	100.000000000%

Exhibit I

EXHIBIT II
COMPLIANCE CERTIFICATE

[See attached]

Exhibit II

EXHIBIT II
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of July __, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Duff & Phelps, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The undersigned Responsible Officer hereby certifies, solely in his capacity as ___________________ of the Borrower and not in any individual capacity, as of the date hereof that he/she is the ___________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of DPC ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of DPC ended as of the above date. Such financial statements fairly present, in all material respects, the financial condition, results of operations, shareholders' equity, and cash flows of DPC and the Group Members in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and other Group Members during the accounting period covered by such financial statements.
3.    A review of the activities of the Borrower and the other Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and the other Loan Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default has occurred and is continuing.]
--or--

[to the best knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and its nature and status:]

4.    The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Loan Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.
DUFF & PHELPS, LLC

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000's)

I.	Section 7.12 (a) - Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”) from Schedule 2 below:	$______________

B.	Rent and lease expense for the Subject Period, in each case determined on a consolidated basis in accordance with GAAP:	$______________

C.
United States federal income taxes or other taxes measured by net income paid by Holdings and its Subsidiaries and Restricted Payments made to the holders of Equity Interests of Holdings for the payment of such taxes, in each case for the Subject Period:
$______________

D.	Restricted Payments in the form of Cash Dividends to Persons other than Group Members (other than Restricted Payments described in Line 1.C above) for the Subject Period:	$______________

E.	Consolidated Cash Interest Charges for Subject Period:	$______________

F.	the principal amount of Consolidated Funded Indebtedness of DPC and its Subsidiaries permanently repaid (other than pursuant to a refinancing) during the Subject Period:	$______________

G.	rent and lease expense in accordance with GAAP for the Subject Period:	$______________

H.	Consolidated Fixed Charge Coverage Ratio
	(Line I.A + B - C - D) ÷ (Line I.E + F + G):	_____to 1:00

Minimum permitted:
Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
As of the last day of each fiscal quarter of DPC beginning July 1, 2011, through and including June 30, 2012	1:15:1.00
As of the last day of each fiscal quarter beginning July 1, 2012 through and including September 30, 2013	1:20:1.00
As of the last day of each fiscal quarter of DPC thereafter	1:25:1.00

II. Section 7.12 (b) - Consolidated Total Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:

1. Indebtedness of any general partnership or joint venture (other than joint venture that is itself a corporation, limited partnership or limited liability company) in which DPC or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to DPC or such Subsidiary:
$____________

2. the principal amount of Indebtedness (or Attributable Indebtedness, as applicable) pursuant to clauses (a), (b), (d) (other than contingent obligations of such Person to pay the deferred purchase price of property or services) and (f) of the definition of “Indebtedness”:
$____________

3. all Guarantees with respect to outstanding Indebtedness of the types specified therein of Persons other than DPC or any Subsidiary, other than Guarantees by a Group Member in respect of travel and other reimbursable business expenses incurred by employees of such Group Member in the ordinary course of business:
$____________

	4. Consolidated Funded Indebtedness (Lines II.A.1 + 2 + 3):	$____________

B.	Cash and Cash Equivalents on hand in excess of $5,000,000:	$____________

C.	Consolidated EBITDA for Subject Period (Line I.A above):	$____________

D.	Acquired EBITDA for Subject Period:	$____________

E.	Approved Acquired EBITDA Adjustments for Subject Period:	$____________

F.	Consolidated Total Leverage Ratio
	(Line II.A.4 - B) ÷ (Line II.C + D + E):	_______to 1.00

Maximum permitted:
Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
September 30, 2011 through and including March 31, 2013	3.00:1.00
June 30, 2013, and each fiscal quarter thereafter	2.75:1:00

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000's)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ (a) any provision for United States federal income taxes or other taxes measured by net income (including any provision for distributions in respect of any such taxes)
+ (b) Consolidated Interest Charges, amortization of debt discount and commissions and other fees and charges associated with Indebtedness
+ (c) any loss from extraordinary items and any other non-recurring loss
+ (d) any depreciation, depletion and amortization expense
+ (e) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable Uniform Commercial Code) and inventory) outside the ordinary course of business
+ (f) all non-cash impairment charges (to the extent not captured in amortization)
+ (g) all underfunded pension expenses to the extent constituting non-cash charges

+ (h) all non-cash expenses resulting from the grant of stock and stock options and other compensation to personnel of DPC or any Group Member pursuant to a written plan or agreement or the treatment of such options under variable plan accounting

+ (i) for a period of 12 months after a Lift-out Acquisition, expenses (including, without limitation, sign-on bonus and related cash payments in connection with the initial hiring of the applicable professionals) incurred with respect to such Lift-out Acquisition, in an aggregate amount not to exceed the lesser of (x) $500,000 times the number of professionals hired in such Lift-out Acquisition and (y) $3,000,000, for such 12-month period

+ (j) all severance costs to the extent not paid in cash
+ (k) any fees, expenses or charges related to any equity offering, permitted investment, disposal or Indebtedness permitted by this Agreement (whether or not successful)
+ (l) the amount of any non-cash non-controlling interest expense deducted in calculating Consolidated Net Income
+ (m) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any Equity Interests to employees, officers, directors or consultants

- (n) any credit for United States federal income taxes or other taxes measured by net income
- (o) any interest income
- (p) any gain from extraordinary items and any other non-recurring gain
- (q) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable Uniform Commercial Code) and inventory) out of the ordinary course of business by such Person
- (r) any other non-cash gain, including any reversal of a charge referred to in clause (f) above by reason of a decrease in the value of any Equity Interests
= Consolidated EBITDA 1

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1Consolidated EBITDA shall not include Acquired EBITDA or Approved Acquired EBITDA Adjustments